WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


      <ARTICLE>     OPUR1
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE BALANCE SHEET AND RELATED STATEMENTS OF INCOME, RETAINED EARNINGS AND CASH FLOWS OF GRANITE STATE ELECTRIC COMPANY, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<SUBSIDIARY>
<NUMBER>     4
<CIK>     0000043080
<NAME>     GRANITE STATE ELECTRIC COMPANY
<MULTIPLIER>     1,000

<FISCAL-YEAR-END>     DEC-31-1999
<PERIOD-END>     DEC-31-1999
<PERIOD-TYPE>     12-MOS
<BOOK-VALUE>     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     50,572
<OTHER-PROPERTY-AND-INVEST>     0
<TOTAL-CURRENT-ASSETS>     11,697
<TOTAL-DEFERRED-CHARGES>     2,630     <F1>
<OTHER-ASSETS>     0
<TOTAL-ASSETS>     64,899
<COMMON>          6,040
<CAPITAL-SURPLUS-PAID-IN>     4,000
<RETAINED-EARNINGS>     14,272
<TOTAL-COMMON-STOCKHOLDERS-EQ>     24,497     <F2>
<PREFERRED-MANDATORY>     0
<PREFERRED>     0
<LONG-TERM-DEBT-NET>     20,000
<SHORT-TERM-NOTES>     0
<LONG-TERM-NOTES-PAYABLE>     0
<COMMERCIAL-PAPER-OBLIGATIONS>     0
<LONG-TERM-DEBT-CURRENT-PORT>     0
<PREFERRED-STOCK-CURRENT>     0
<CAPITAL-LEASE-OBLIGATIONS>     0
<LEASES-CURRENT>     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>     20,402
<TOT-CAPITALIZATION-AND-LIAB>     64,899
<GROSS-OPERATING-REVENUE>     61,362
<INCOME-TAX-EXPENSE>     1,825
<OTHER-OPERATING-EXPENSES>     54,349
<TOTAL-OPERATING-EXPENSES>     56,174
<OPERATING-INCOME-LOSS>     5,188
<OTHER-INCOME-NET>     (157)
<INCOME-BEFORE-INTEREST-EXPEN>     5,031
<TOTAL-INTEREST-EXPENSE>     1,982
<NET-INCOME>     3,049
<PREFERRED-STOCK-DIVIDENDS>     0
<EARNINGS-AVAILABLE-FOR-COMM>     3,049
<COMMON-STOCK-DIVIDENDS>     597
<TOTAL-INTEREST-ON-BONDS>     1,625
<CASH-FLOW-OPERATIONS>     8,390
<EPS-BASIC>     0     <F3>
<EPS-DILUTED>     0     <F3>

<F1> Total deferred charges includes other assets and other property and investments.
<F2>Total common stockholders equity includes net unrealized gains on securities.
<F3>Per share data is not relevant because the Company's common stock is wholly owned by New England Electric System.